Exhibit 99.1

THIRD QUARTER 2022 Earnings Release & Supplemental Financial Information MARQUIS 166 Apartment San Jose, CA ESSEX PROPERTY TRUST, INC. 1100 Park Place, Suite 200 San Mateo, CA 94403 INVESTOR RELATIONS Rylan Burns, GVP of Private Equity & Finance (650) 655-7800

Essex Announces Third Quarter 2022 Results

San Mateo, California—October 26, 2022—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2022 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and nine months ended September 30, 2022 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Per Diluted Share
Net Income	$1.43	$1.82	-21.4%	$3.42	$5.40	-36.7%
Total FFO	$3.45	$3.34	3.3%	$9.93	$9.67	2.7%
Core FFO	$3.69	$3.12	18.3%	$10.75	$9.24	16.3%

Third Quarter 2022 Highlights:
•	Reported Net Income per diluted share for the third quarter of 2022 of $1.43, compared to $1.82 in the third quarter of 2021.

•	Achieved Core FFO per diluted share of $3.69, representing 18.3% growth compared to the third quarter of 2021 and exceeding the midpoint of the guidance range by $0.04.

•
Achieved same-property revenues and net operating income (“NOI”) growth of 11.4% and 15.4%, respectively, compared to the third quarter of 2021. On a sequential basis, same-property revenues and NOI improved 1.9% and 0.6%, respectively.

•	Committed $65.4 million in five structured finance investments at a weighted average return of 9.9%.

•	Repurchased 371,884 shares of common stock totaling $97.1 million, including commissions, at an average price per share of $261.16 under the stock repurchase program.

•
Subsequent to quarter end, the Company obtained a $300.0 million unsecured term loan swapped to an all-in fixed interest rate of 4.2%. The proceeds will be used to repay the Company’s $300.0 million unsecured notes due in May 2023.

•	Revised the full-year Net Income per diluted share guidance range to $4.80 to $4.90.

•	Raised full-year Core FFO per diluted share guidance by $0.02 at the midpoint to a range of $14.42 to $14.52. This represents 15.9% growth at the midpoint compared to the prior year.

•	Reaffirmed the midpoint of the full-year guidance ranges for same-property revenues, expenses, and NOI.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“Our West Coast markets continued to deliver strong results in the third quarter, leading to Core FFO per share exceeding the midpoint of our guidance for the third time this year. Core FFO per share for the quarter was the highest in the Company’s history, now meaningfully above the pre-COVID levels at year-end 2019. This year’s exceptional growth is attributed to the ongoing recovery in our markets and strong execution from the Essex team. Looking ahead, we recognize that macroeconomic conditions could lead to headwinds for job growth, as reflected in our initial outlook for 2023 on page S-17 of our supplemental package. Despite limited visibility in this economic climate, we remain confident in the relative fundamentals of our markets, the strength of our balance sheet, and the Company’s ability to create value for its shareholders,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021, and the sequential percentage change for the quarter ended September 30, 2022 compared to the quarter ended June 30, 2022, by submarket for the Company:

	Q3 2022 vs. Q3 2021	Q3 2022 vs. Q2 2022	% of Total
	Revenue Change	Revenue Change	Q3 2022 Revenues
Southern California
Los Angeles County	12.8%	-0.3%	18.4%
Orange County	10.6%	4.5%	11.2%
San Diego County	8.8%	3.6%	8.7%
Ventura County	10.7%	4.1%	4.1%
Total Southern California	11.2%	2.1%	42.4%
Northern California
Santa Clara County	12.9%	1.6%	18.5%
Alameda County	8.4%	2.3%	8.0%
San Mateo County	15.5%	2.8%	4.8%
Contra Costa County	5.6%	1.5%	5.6%
San Francisco	6.2%	0.1%	2.7%
Total Northern California	10.7%	1.7%	39.6%
Seattle Metro	13.3%	1.9%	18.0%
Same-Property Portfolio	11.4%	1.9%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year basis for the three and nine-month periods ending September 30, 2022 and on a sequential basis for the third quarter of 2022.

Same-Property Revenue Components	Q3 2022 vs. Q3 2021	YTD 2022 vs. YTD 2021	Q3 2022 vs. Q2 2022
Scheduled Rents	8.9%	7.0%	2.9%
Delinquencies	0.1%	0.6%	-0.8%
Cash Concessions	2.5%	2.7%	0.1%
Vacancy	-0.8%	-0.7%	-0.2%
Other Income	0.6%	0.6%	0.0%
2022 Same-Property Revenue Growth	11.4%	10.2%	1.9%

	Year-Over-Year Change			Year-Over-Year Change
	Q3 2022 compared to Q3 2021			YTD 2022 compared to YTD 2021
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	11.2%	2.9%	14.9%	11.5%	4.6%	14.5%
Northern California	10.7%	4.8%	13.4%	8.2%	4.9%	9.7%
Seattle Metro	13.3%	-2.0%	21.2%	11.7%	-0.4%	17.7%
Same-Property Portfolio	11.4%	2.7%	15.4%	10.2%	3.8%	13.1%

	Sequential Change
	Q3 2022 compared to Q2 2022
	Revenues	Operating Expenses	NOI
Southern California	2.1%	4.3%	1.3%
Northern California	1.7%	4.7%	0.5%
Seattle Metro	1.9%	9.7%	-1.0%
Same-Property Portfolio	1.9%	5.4%	0.6%

	Financial Occupancies
	Quarter Ended
	9/30/2022	6/30/2022	9/30/2021
Southern California	96.2%	95.7%	97.1%
Northern California	96.0%	96.4%	95.9%
Seattle Metro	95.4%	96.3%	95.8%
Same-Property Portfolio	96.0%	96.1%	96.4%

Investment Activity

Real Estate

In July 2022, the Company acquired its joint venture partner’s 49.8% minority interest in two apartment communities, consisting of 211 apartment homes located in Los Angeles, CA, for a contract price of $32.9 million.

Other Investments

In the third quarter of 2022, the Company originated four preferred equity investments and one subordinated loan investment totaling $65.4 million at a weighted average return of 9.9%. All investments were fully funded at closing and consist of four stabilized multifamily communities and one multifamily community to be developed.

Subsequent to quarter end, the Company originated a subordinated loan investment for the development of a multifamily community totaling $32.1 million at a return of 11.3%. The investment is expected to be fully funded by the second quarter of 2023.

liquidity and balance sheet

Common Stock

In the third quarter of 2022, the Company repurchased 371,884 shares of its common stock totaling $97.1 million, including commissions, at an average price of $261.16 per share. Year-to-date through September 30, 2022, the Company has repurchased 590,844 shares of its common stock totaling $158.0 million, including commissions, at an average price of $267.33 per share.

In September 2022, the Board of Directors approved the replacement of the Company’s prior repurchase program with a new, $500.0 million stock repurchase plan. As of October 24, 2022, the Company has $430.1 million of purchase authority remaining under the stock repurchase plan.

Balance Sheet

In July 2022, the Company’s $1.2 billion credit facility was extended and transitioned to SOFR. The unsecured credit facility has a new maturity date of January 2027 and two 6-month extension options, exercisable at the Company’s option. Pricing on the credit facility is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

Subsequent to quarter end, the Company obtained a new $300.0 million unsecured term loan priced at Adjusted SOFR plus 0.85%. The loan has been swapped to an all-in fixed rate of 4.2% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. The loan includes a 6-month delayed draw feature with the proceeds expected to be drawn in April 2023 to repay the Company’s $300.0 million unsecured notes due in May 2023. This will result in no refinancing needs until 2024.

As of October 24, 2022, the Company has approximately $1.1 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

Guidance

For the third quarter of 2022, the Company exceeded the midpoint of the guidance range provided in its second quarter 2022 earnings release for Core FFO by $0.04 per diluted share.

The following table provides a reconciliation of third quarter 2022 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s second quarter 2022 earnings release.

Per Diluted Share
Projected midpoint of Core FFO per diluted share for Q3 2022	$3.65
NOI from consolidated communities	0.02
FFO from Co-Investments	0.02
Core FFO per diluted share for Q3 2022 reported	$3.69

The table below provides the Company’s 2022 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2022 assumptions, please see page S-14 of the accompanying supplemental financial information. For the fourth quarter of 2022, the Company has established a range for Core FFO per diluted share of $3.67 to $3.77.

2022 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$4.76 - $4.96	$4.86	$4.80 - $4.90	$4.85	($0.01)
Total FFO	$13.78 - $13.98	$13.88	$13.60 - $13.70	$13.65	($0.23)
Core FFO	$14.35 - $14.55	$14.45	$14.42 - $14.52	$14.47	$0.02
Same-Property Growth on a Cash-Basis(1)
Revenues	10.0% - 10.6%	10.3%	10.1% - 10.5%	10.3%	-
Operating Expenses	3.0% - 3.5%	3.3%	3.1% - 3.4%	3.3%	-
NOI	13.0% - 14.0%	13.5%	13.1% - 13.9%	13.5%	-

(1)	The midpoint of the Company’s same-property revenues and NOI on a GAAP basis remain unchanged since second quarter 2022 earnings at 10.7% and 14.1%, respectively.

2022 External Guidance Assumptions

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint

Acquisitions	$250M - $400M	$325M	$216M - $216M	$216M	($109M)
Dispositions	$100M - $200M	$150M	$100M - $200M	$150M	-
Preferred Equity Commitments	$50M - $150M	$100M	$125M - $150M	$138M	$38M
Preferred Equity Redemptions	$200M - $250M	$225M	$200M - $250M	$225M	-

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, October 27, 2022 at 11:00 a.m. PT (2:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2022 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13733211. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) REITWorld Conference held at the Marriott Marquis in San Francisco, CA from November 15 - 17, 2022. A copy of any materials provided by the Company at the conference will be made available on the Investors section of the Company’s website at www.essex.com.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 253 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2022 and 2021 (in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2022	2021	2022	2021
Net income available to common stockholders	$92,842	$118,390	$223,150	$351,680
Adjustments:
Depreciation and amortization	135,511	130,564	403,561	387,887
Gains not included in FFO	(17,423)	(42,897)	(17,423)	(145,253)
Depreciation and amortization from unconsolidated co-investments	18,288	15,044	54,532	44,592
Noncontrolling interest related to Operating Partnership units	3,247	4,168	7,800	12,403
Depreciation attributable to third party ownership and other	(357)	(145)	(1,064)	(412)
Funds from Operations attributable to common stockholders and unitholders	$232,108	$225,124	$670,556	$650,897
FFO per share – diluted	$3.45	$3.34	$9.93	$9.67
Expensed acquisition and investment related costs	$230	$108	$248	$164
Deferred tax expense (benefit) on unconsolidated co-investments (1)	1,755	3,041	(7,863)	5,391
Gain on sale of marketable securities	-	-	(12,430)	(2,499)
Change in unrealized losses (gains) on marketable securities, net	17,115	(7,091)	63,556	(23,772)
Provision for credit losses	(1)	(3)	(64)	(110)
Equity loss (income) from non-core co-investments (2)	1,563	(10,868)	31,117	(19,266)
Loss on early retirement of debt, net	2	-	2	18,982
Loss on early retirement of debt from unconsolidated co-investment	1	15	988	18
Co-investment promote income	-	-	(17,076)	-
Income from early redemption of preferred equity investments and notes receivable	-	-	(858)	(8,260)
General and administrative and other, net	882	252	2,327	765
Insurance reimbursements, legal settlements, and other, net	(5,069)	(4)	(5,077)	(190)
Core Funds from Operations attributable to common stockholders and unitholders	$248,586	$210,574	$725,426	$622,120
Core FFO per share – diluted	$3.69	$3.12	$10.75	$9.24
Weighted average number of shares outstanding diluted (3)	67,341,189	67,391,333	67,503,403	67,324,087

(1)	Represents deferred tax expense (benefit) related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment loss (income) from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Earnings from operations	$128,608	$137,971	$367,086	$428,733
Adjustments:
Corporate-level property management expenses	10,184	9,060	30,532	27,135
Depreciation and amortization	135,511	130,564	403,561	387,887
Management and other fees from affiliates	(2,886)	(2,237)	(8,313)	(6,707)
General and administrative	15,172	12,712	40,541	34,746
Expensed acquisition and investment related costs	230	108	248	164
Gain on sale of real estate and land	-	(42,897)	-	(142,993)
NOI	286,819	245,281	833,655	728,965
Less: Non-same property NOI	(17,631)	(11,942)	(49,031)	(35,293)
Same-Property NOI	$269,188	$233,339	$784,624	$693,672

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic and related variants on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and related variants, and governmental measures intended to prevent its spread, inflation, the labor market, supply chain impacts and ongoing hostilities between Russia and Ukraine, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic and related variants, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns, which could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic and related variants and uncertainties regarding ongoing hostilities between Russia and the Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Group Vice President of Private Equity & Finance
(650) 655-7800
rburns@essex.com

Q3 2022 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – September 30, 2022	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – September 30, 2022	S-6

Portfolio Summary by County – September 30, 2022	S-7

Operating Income by Quarter – September 30, 2022	S-8

Same-Property Revenue Results by County – Quarters ended September 30, 2022 and 2021, and June 30, 2022	S-9

Same-Property Revenue Results by County – Nine months ended September 30, 2022 and 2021	S-9.1

Same-Property Operating Expenses – Quarter and Year-to-Date as of September 30, 2022 and 2021	S-10

Development Pipeline –September 30, 2022	S-11

Capital Expenditures – September 30, 2022	S-12

Co-investments and Preferred Equity Investments – September 30, 2022	S-13

Assumptions for 2022 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

Preliminary 2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues:
Rental and other property	$406,862	$360,620	$1,183,318	$1,062,253
Management and other fees from affiliates	2,886	2,237	8,313	6,707
	409,748	362,857	1,191,631	1,068,960

Expenses:
Property operating	120,043	115,339	349,663	333,288
Corporate-level property management expenses	10,184	9,060	30,532	27,135
Depreciation and amortization	135,511	130,564	403,561	387,887
General and administrative	15,172	12,712	40,541	34,746
Expensed acquisition and investment related costs	230	108	248	164
	281,140	267,783	824,545	783,220
Gain on sale of real estate and land	-	42,897	-	142,993
Earnings from operations	128,608	137,971	367,086	428,733
Interest expense, net (1)	(49,763)	(47,359)	(145,790)	(144,502)
Interest and other (loss) income	(6,796)	11,998	(31,571)	48,756
Equity income from co-investments	10,985	25,433	23,756	60,692
Deferred tax (expense) benefit on unconsolidated co-investments	(1,755)	(3,041)	7,863	(5,391)
Loss on early retirement of debt, net	(2)	-	(2)	(18,982)
Gain on remeasurement of co-investment	17,423	-	17,423	2,260
Net income	98,700	125,002	238,765	371,566
Net income attributable to noncontrolling interest	(5,858)	(6,612)	(15,615)	(19,886)
Net income available to common stockholders	$92,842	$118,390	$223,150	$351,680

Net income per share - basic	$1.43	$1.82	$3.42	$5.41

Shares used in income per share - basic	65,059,678	65,048,486	65,198,532	65,013,477

Net income per share - diluted	$1.43	$1.82	$3.42	$5.40

Shares used in income per share - diluted	65,067,790	65,147,781	65,225,767	65,075,174

(1)	Refer to page S-18.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021

Rental and other property
Rental income	$401,467	$355,591	$1,166,670	$1,046,218
Other property	5,395	5,029	16,648	16,035
Rental and other property	$406,862	$360,620	$1,183,318	$1,062,253

Property operating expenses
Real estate taxes	$46,593	$45,802	$137,594	$135,408
Administrative	22,124	21,839	67,303	65,712
Maintenance and repairs	26,302	24,396	73,738	67,462
Utilities	25,024	23,302	71,028	64,706
Property operating expenses	$120,043	$115,339	$349,663	$333,288

Interest and other (loss) income
Marketable securities and other income	$5,275	$4,900	$14,631	$17,438
Gain on sale of marketable securities	-	-	12,430	2,499
Income from early redemption of notes receivable	-	-	-	4,747
Provision for credit losses	1	3	64	110
Change in unrealized (losses) gains on marketable securities, net	(17,115)	7,091	(63,556)	23,772
Insurance reimbursements, legal settlements, and other, net	5,043	4	4,860	190
Interest and other (loss) income	$(6,796)	$11,998	$(31,571)	$48,756

Equity income from co-investments
Equity loss from co-investments	$(1,430)	$(666)	$(2,978)	$(3,489)
Income from preferred equity investments	13,953	15,246	40,688	41,420
Equity (loss) income from non-core co-investments	(1,563)	10,868	(31,117)	19,266
Non-core gain from unconsolidated co-investments	26	-	217	-
Loss on early retirement of debt from unconsolidated co-investments	(1)	(15)	(988)	(18)
Co-investment promote income	-	-	17,076	-
Income from early redemption of preferred equity investments	-	-	858	3,513
Equity income from co-investments	$10,985	$25,433	$23,756	$60,692

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,247	$4,168	$7,800	$12,403
DownREIT limited partners’ distributions	2,069	2,046	6,362	6,255
Third-party ownership interest	542	398	1,453	1,228
Noncontrolling interest	$5,858	$6,612	$15,615	$19,886

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Nine Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$92,842	$118,390		$223,150	$351,680
Adjustments:
Depreciation and amortization	135,511	130,564		403,561	387,887
Gains not included in FFO	(17,423)	(42,897)		(17,423)	(145,253)
Depreciation and amortization from unconsolidated co-investments	18,288	15,044		54,532	44,592
Noncontrolling interest related to Operating Partnership units	3,247	4,168		7,800	12,403
Depreciation attributable to third party ownership and other (2)	(357)	(145)		(1,064)	(412)
Funds from operations attributable to common stockholders and unitholders	$232,108	$225,124		$670,556	$650,897
FFO per share-diluted	$3.45	$3.34	3.3%	$9.93	$9.67	2.7%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$230	$108		$248	$164
Deferred tax expense (benefit) on unconsolidated co-investments (3)	1,755	3,041		(7,863)	5,391
Gain on sale of marketable securities	-	-		(12,430)	(2,499)
Change in unrealized losses (gains) on marketable securities, net	17,115	(7,091)		63,556	(23,772)
Provision for credit losses	(1)	(3)		(64)	(110)
Equity loss (income) from non-core co-investments (4)	1,563	(10,868)		31,117	(19,266)
Loss on early retirement of debt, net	2	-		2	18,982
Loss on early retirement of debt from unconsolidated co-investments	1	15		988	18
Co-investment promote income	-	-		(17,076)	-
Income from early redemption of preferred equity investments and notes receivable	-	-		(858)	(8,260)
General and administrative and other, net	882	252		2,327	765
Insurance reimbursements, legal settlements, and other, net	(5,069)	(4)		(5,077)	(190)
Core funds from operations attributable to common stockholders and unitholders	$248,586	$210,574		$725,426	$622,120
Core FFO per share-diluted	$3.69	$3.12	18.3%	$10.75	$9.24	16.3%

Weighted average number of shares outstanding diluted (5)	67,341,189	67,391,333		67,503,403	67,324,087

(1)	Refer to page S-18.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and nine months ended September 30, 2022 was $0.9 million and $2.5 million, respectively.

(3)	Represents deferred tax expense (benefit) related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company’s share of co-investment loss (income) from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	September 30, 2022	December 31, 2021

Real Estate:
Land and land improvements	$3,059,246	$3,032,678
Buildings and improvements	12,912,359	12,597,249
	15,971,605	15,629,927
Less: accumulated depreciation	(5,047,880)	(4,646,854)
	10,923,725	10,983,073
Real estate under development	23,752	111,562
Co-investments	1,145,345	1,177,802
	12,092,822	12,272,437
Cash and cash equivalents, including restricted cash	53,569	58,638
Marketable securities	141,699	191,829
Notes and other receivables	197,543	341,033
Operating lease right-of-use assets	66,531	68,972
Prepaid expenses and other assets	72,166	64,964
Total assets	$12,624,330	$12,997,873

Unsecured debt, net	$5,312,131	$5,307,196
Mortgage notes payable, net	635,389	638,957
Lines of credit	219,481	341,257
Distributions in excess of investments in co-investments	38,394	35,545
Operating lease liabilities	68,043	70,675
Other liabilities	440,457	393,069
Total liabilities	6,713,895	6,786,699
Redeemable noncontrolling interest	29,238	34,666
Equity:
Common stock	6	7
Additional paid-in capital	6,775,872	6,915,981
Distributions in excess of accumulated earnings	(1,123,215)	(916,833)
Accumulated other comprehensive income (loss), net	50,769	(5,552)
Total stockholders’ equity	5,703,432	5,993,603
Noncontrolling interest	177,765	182,905
Total equity	5,881,197	6,176,508
Total liabilities and equity	$12,624,330	$12,997,873

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - September 30, 2022
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds public - fixed rate	$5,350,000	3.3%	7.9	2022	$-	$40,439	$40,439	3.6%	0.7%
Unamortized net discounts and debt issuance costs	(37,869)	-	-	2023	300,000	2,945	302,945	3.4%	5.1%
	5,312,131	3.3%	7.9	2024	400,000	3,109	403,109	4.0%	6.7%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.6%
Fixed rate - secured	411,391	3.5%	3.6	2026	450,000	99,405	549,405	3.5%	9.2%
Variable rate - secured (1)	223,785	2.3%	15.4	2027	350,000	153,955	503,955	3.5%	8.4%
Unamortized premiums and debt issuance costs, net	213	-	-	2028	450,000	68,332	518,332	2.2%	8.7%
Total mortgage notes payable	635,389	3.1%	7.7	2029	500,000	1,456	501,456	4.1%	8.4%
				2030	550,000	1,592	551,592	3.1%	9.2%
Unsecured Lines of Credit				2031	600,000	1,740	601,740	2.3%	10.0%
Line of credit (2)	190,000	3.1%	N/A	2032	650,000	1,903	651,903	2.6%	10.9%
Line of credit (3)	29,481	3.1%	N/A	Thereafter	600,000	127,246	727,246	3.4%	12.1%
Total lines of credit	219,481	3.1%	N/A	Subtotal	5,350,000	635,176	5,985,176	3.2%	100.0%
				Debt Issuance Costs	(29,458)	(1,249)	(30,707)	NA	NA
Total debt, net	$6,167,001	3.2%	7.8	(Discounts)/Premiums	(8,411)	1,462	(6,949)	NA	NA
				Total	$5,312,131	$635,389	$5,947,520	3.2%	100.0%

Capitalized interest for the three and nine months ended September 30, 2022 was approximately $0.3 million and $1.9 million, respectively.

(1)	$223.8 million of variable rate debt is tax exempt to the note holders.
(2)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company’s corporate ratings and further adjusted by the facility’s Sustainability Metric Grid.

(3)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company’s corporate ratings and further adjusted by the facility’s Sustainability Metric Grid.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2022
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,167,001
				Debt to Total Assets:	35%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			64,753
Limited partnership units (1)			2,272
Options-treasury method			2	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,027

Common stock price per share as of September 30, 2022			$242.23
				Interest Coverage:	567%	> 150%
Total equity capitalization			$16,235,950

Total market capitalization			$22,402,951	Unsecured Debt Ratio (2):	278%	> 150%

Ratio of debt to total market capitalization			27.5%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.8
Moody’s	Baa1	Stable
Standard & Poor’s	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	94%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(1) Refer to page S-18.4 for additional information on the Company’s Public Bond Covenants.
				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-18.1 to S-18.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of September 30, 2022

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,538	1,586	-	11,124	$2,606	$2,511	$2,599	17.9%	13.5%	17.5%
Orange County	5,439	1,149	-	6,588	2,610	2,291	2,579	11.0%	10.4%	10.9%
San Diego County	4,824	795	264	5,883	2,397	2,364	2,395	8.9%	7.0%	8.7%
Ventura County and Other	2,600	693	-	3,293	2,209	2,562	2,253	4.7%	7.6%	5.0%
Total Southern California	22,401	4,223	264	26,888	2,516	2,435	2,509	42.5%	38.5%	42.1%

Northern California
Santa Clara County (6)	8,749	1,774	-	10,523	2,881	2,854	2,878	19.4%	17.8%	19.4%
Alameda County	3,959	1,512	-	5,471	2,585	2,558	2,580	7.5%	14.3%	8.0%
San Mateo County	2,561	195	-	2,756	3,036	3,702	3,061	5.5%	3.0%	5.3%
Contra Costa County	2,619	-	-	2,619	2,629	-	2,629	5.3%	0.0%	4.8%
San Francisco	1,342	537	-	1,879	2,863	3,302	2,936	2.5%	6.7%	2.9%
Total Northern California	19,230	4,018	-	23,248	2,805	2,840	2,808	40.2%	41.8%	40.4%

Seattle Metro	10,341	2,184	-	12,525	2,149	2,084	2,143	17.3%	19.7%	17.5%

Total	51,972	10,425	264	62,661	$2,550	$2,515	$2,547	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended September 30, 2022, divided by the number of apartment homes as of September 30, 2022.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2022. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-18.3.
(3)	Includes development communities with no rental income.
(4)	Co-investment amounts weighted for Company’s pro rata share.
(5)	At Company’s pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 ‘22	Q2 ‘22	Q1 ‘22	Q4 ‘21	Q3 ‘21

Rental and other property revenues:
Same-property	49,369	$380,562	$373,331	$356,273	$347,353	$341,744
Acquisitions (2)	479	2,570	1,753	1,747	916	1,004
Development (3)	1,275	11,327	11,184	9,427	8,785	8,055
Redevelopment	164	1,422	1,491	1,435	1,498	1,533
Non-residential/other, net (4)	685	12,413	12,748	12,918	12,074	11,320
Straight-line rent concessions (5)	-	(1,432)	(3,267)	(2,584)	(1,461)	(3,036)
Total rental and other property revenues	51,972	406,862	397,240	379,216	369,165	360,620

Property operating expenses:
Same-property		111,374	105,656	108,512	105,503	108,405
Acquisitions (2)		877	540	556	324	373
Development (3)		4,550	4,313	3,922	3,571	3,411
Redevelopment		662	600	687	590	619
Non-residential/other, net (4) (6)		2,580	2,411	2,423	1,960	2,531
Total property operating expenses		120,043	113,520	116,100	111,948	115,339

Net operating income (NOI):
Same-property		269,188	267,675	247,761	241,850	233,339
Acquisitions (2)		1,693	1,213	1,191	592	631
Development (3)		6,777	6,871	5,505	5,214	4,644
Redevelopment		760	891	748	908	914
Non-residential/other, net (4)		9,833	10,337	10,495	10,114	8,789
Straight-line rent concessions (5)		(1,432)	(3,267)	(2,584)	(1,461)	(3,036)
Total NOI		$286,819	$283,720	$263,116	$257,217	$245,281

Same-property metrics
Operating margin		71%	72%	70%	70%	68%
Annualized turnover (7)		49%	42%	35%	36%	47%
Financial occupancy (8)		96.0%	96.1%	96.3%	96.1%	96.4%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2021.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2021.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Third Quarter 2022 vs. Third Quarter 2021 and Second Quarter 2022
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 ‘22 % of Actual NOI	Q3 ‘22	Q3 ‘21	% Change	Q3 ‘22	Q3 ‘21	% Change	Q3 ‘22	Q3 ‘21	% Change	Q2 ‘22	% Change

Southern California
Los Angeles County	8,982	18.0%	$2,619	$2,438	7.4%	96.2%	96.5%	-0.3%	$70,583	$62,583	12.8%	$70,813	-0.3%
Orange County	5,439	11.5%	2,610	2,335	11.8%	96.2%	97.5%	-1.3%	42,516	38,447	10.6%	40,692	4.5%
San Diego County	4,582	8.9%	2,392	2,091	14.4%	96.3%	97.5%	-1.2%	32,941	30,281	8.8%	31,782	3.6%
Ventura County	2,253	4.4%	2,186	1,970	11.0%	96.1%	98.2%	-2.1%	15,439	13,942	10.7%	14,827	4.1%
Total Southern California	21,256	42.8%	2,522	2,287	10.3%	96.2%	97.1%	-0.9%	161,479	145,253	11.2%	158,114	2.1%

Northern California
Santa Clara County	8,177	18.9%	2,852	2,671	6.8%	96.2%	96.1%	0.1%	70,616	62,572	12.9%	69,532	1.6%
Alameda County	3,959	7.8%	2,585	2,457	5.2%	96.4%	96.1%	0.3%	30,713	28,338	8.4%	30,033	2.3%
San Mateo County	1,962	4.6%	2,966	2,790	6.3%	95.6%	94.4%	1.3%	18,088	15,664	15.5%	17,603	2.8%
Contra Costa County	2,619	5.5%	2,629	2,483	5.9%	95.3%	96.3%	-1.0%	21,210	20,085	5.6%	20,902	1.5%
San Francisco	1,178	2.4%	2,784	2,681	3.8%	95.7%	96.0%	-0.3%	10,141	9,552	6.2%	10,128	0.1%
Total Northern California	17,895	39.2%	2,768	2,610	6.1%	96.0%	95.9%	0.1%	150,768	136,211	10.7%	148,198	1.7%

Seattle Metro	10,218	18.0%	2,153	1,920	12.1%	95.4%	95.8%	-0.4%	68,315	60,280	13.3%	67,019	1.9%

Total Same-Property	49,369	100.0%	$2,535	$2,328	8.9%	96.0%	96.4%	-0.4%	$380,562	$341,744	11.4%	$373,331	1.9%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Nine months ended September 30, 2022 vs. Nine months ended September 30, 2021
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2022 % of Actual NOI	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change	YTD 2022	YTD 2021	% Change

Southern California
Los Angeles County	8,982	18.3%	$2,559	$2,422	5.7%	96.1%	96.2%	-0.1%	$207,909	$183,469	13.3%
Orange County	5,439	11.3%	2,526	2,280	10.8%	95.9%	97.4%	-1.5%	122,388	111,229	10.0%
San Diego County	4,582	8.9%	2,299	2,043	12.5%	96.4%	97.5%	-1.1%	95,721	86,388	10.8%
Ventura County	2,253	4.3%	2,118	1,937	9.3%	96.1%	98.0%	-1.9%	44,228	40,705	8.7%
Total Southern California	21,256	42.8%	2,448	2,253	8.7%	96.1%	96.9%	-0.8%	470,246	421,791	11.5%

Northern California
Santa Clara County	8,177	19.0%	2,782	2,672	4.1%	96.5%	96.5%	0.0%	206,358	188,341	9.6%
Alameda County	3,959	7.9%	2,541	2,450	3.7%	96.0%	96.3%	-0.3%	90,316	84,607	6.7%
San Mateo County	1,962	4.6%	2,908	2,818	3.2%	96.1%	95.1%	1.1%	52,266	47,760	9.4%
Contra Costa County	2,619	5.5%	2,573	2,462	4.5%	96.1%	96.7%	-0.6%	61,847	58,504	5.7%
San Francisco	1,178	2.4%	2,744	2,674	2.6%	96.1%	96.0%	0.1%	30,181	28,219	7.0%
Total Northern California	17,895	39.4%	2,710	2,608	3.9%	96.3%	96.3%	0.0%	440,968	407,431	8.2%

Seattle Metro	10,218	17.8%	2,077	1,896	9.5%	95.9%	96.4%	-0.5%	198,952	178,180	11.7%

Total Same-Property	49,369	100.0%	$2,466	$2,308	6.8%	96.1%	96.6%	-0.5%	$1,110,166	$1,007,402	10.2%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of September 30, 2022 and 2021
(Dollars in thousands)

	Based on 49,369 apartment homes
	Q3 ‘22	Q3 ‘21	% Change	% of Op. Ex.	YTD 2022	YTD 2021	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$41,620	$41,607	0.0%	37.4%	$123,418	$123,508	-0.1%	37.9%
Maintenance and repairs	24,686	23,123	6.8%	22.2%	69,381	63,890	8.6%	21.3%
Administrative	16,734	16,818	-0.5%	15.0%	50,434	49,719	1.4%	15.5%
Utilities	23,308	21,986	6.0%	20.9%	66,250	60,924	8.7%	20.4%
Insurance and other	5,026	4,871	3.2%	4.5%	16,059	15,689	2.4%	4.9%
Total same-property operating expenses	$111,374	$108,405	2.7%	100.0%	$325,542	$313,730	3.8%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - September 30, 2022
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 9/30/22 (3)	% Leased as of 10/24/22 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Land Held for Future Development - Consolidated
Other Projects	Various	100%	-	-	$24	$-	$24	$24
Total Development Pipeline - Consolidated			-	-	24	-	24	24

Development Projects - Joint Venture (4)
Scripps Mesa Apartments (5)	San Diego, CA	51%	264	2,000	73	29	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			264	2,000	73	29	102	52	$383

Grand Total - Development Pipeline			264	2,000	$97	$29	$126	76
Essex Cost Incurred to Date - Pro Rata								(61)
Essex Remaining Commitment								$15

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the third quarter of 2022, the Company’s cost includes $0.3 million of capitalized interest, $0.4 million of capitalized overhead and $0.6 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - September 30, 2022 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 ‘22	Trailing 4 Quarters
Same-property portfolio	$16,525	$57,528
Non-same property portfolio	59	686
Total revenue generating capital expenditures	$16,584	$58,214

Number of same-property interior renovations	1,163	3,407
Number of total consolidated interior renovations	1,206	3,479

Non-Revenue Generating Capital Expenditures (3)	Q3 ‘22	Trailing 4 Quarters

Non-revenue generating capital expenditures	$34,512	$117,750
Average apartment homes in quarter	51,867	51,732
Capital expenditures per apartment homes in the quarter	$665	$2,276

(1)	The Company incurred $0.1 million of capitalized interest, $3.5 million of capitalized overhead and $0.3 million of co-investment fees related to redevelopment in Q3 2022.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Q3 2022 excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - September 30, 2022
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022

Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, V, VI, Essex JV, LLC (1)	54%	5,975	$2,122,928	$1,439,877	$184,918	2.8%	4.1		$29,159	$85,055
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,242,388	550,232	241,552	2.9%	8.6	(4)	15,745	45,144
Other (2)	52%	1,367	557,820	408,294	82,918	3.3%	2.6		6,908	20,392
Total Operating and Other Non-Consolidated Joint Ventures		10,425	$3,923,136	$2,398,403	$509,388	2.9%	4.9		$51,812	$150,591
Development Non-Consolidated Joint Ventures (3)	51%	264	73,230	89,250	12,939	1.5%	37.7	(5)	-	-
Total Non-Consolidated Joint Ventures		10,689	$3,996,366	$2,487,653	$522,327	2.9%	6.0		$51,812	$150,591

									Essex Portion of NOI and Expenses
NOI									$27,753	$79,814
Depreciation									(18,285)	(54,529)
Interest expense and other									(10,872)	(28,046)
Equity loss from non-core co-investments									(1,563)	(31,117)
Loss on early retirement of debt from unconsolidated co-investment									(1)	(988)
Co-investment promote income									-	17,076
Net income from operating and other co-investments									$(2,968)	$(17,790)

						Weighted Average Preferred Return	Weighted Average Expected Term
									Income from Preferred Equity Investments
Income from preferred equity investments									$13,953	$40,688
Income from early redemption of preferred equity investments									-	858
Preferred Equity Investments (6)					$584,624	9.7%	2.8		$13,953	$41,546

Total Co-investments					$1,106,951				$10,985	$23,756

(1)
As of September 30, 2022, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $37.9 million due to distributions received in excess of the Company’s investment.

(2)
As of September 30, 2022, the Company’s investments in Expo and Century Towers were classified as a liability of $0.5 million due to distributions received in excess of the Company’s investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(3)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(4)	$132.0 million of the debt related to 500 Folsom, one of the Company’s co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(5)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(6)	As of September 30, 2022, the Company has invested in 26 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2022 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	Nine Months
	Ended
	September 30,	2022 Full-Year Guidance Range
($’s in thousands, except per share data)	2022 (1)	Low End	High End	Comments About 2022 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$840,938	$1,133,000	$1,140,000	Includes a range of same-property NOI growth of 13.1% to 13.9%, revised from the previous range of 13.0% to 14.0%

Straight-Line Rent Concessions from Consolidated Communities	(7,283)	(7,100)	(8,100)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Management Fees	8,313	11,000	11,200

Interest Expense
Interest expense, before capitalized interest	(147,726)	(200,700)	(200,300)
Interest capitalized	1,936	2,100	2,300
Net interest expense	(145,790)	(198,600)	(198,000)

Recurring Income and Expenses
Interest and other income	14,631	18,700	19,100
FFO from co-investments	92,242	120,700	121,400	Includes actual results through September and investment activity completed through mid-October
General and administrative	(38,214)	(53,500)	(54,500)
Corporate-level property management expenses	(30,532)	(40,400)	(40,800)
Non-controlling interest	(8,879)	(12,000)	(11,800)
Total recurring income and expenses	29,248	33,500	33,400

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(248)	(248)	(248)
Deferred tax benefit on unconsolidated co-investments	7,863	7,863	7,863
Gain on sale of marketable securities	12,430	12,430	12,430
Change in unrealized losses on marketable securities, net	(63,556)	(63,556)	(63,556)
Provision for credit losses	64	64	64
Equity loss from non-core co-investments	(31,117)	(31,117)	(31,117)
Loss on early retirement of debt, net	(2)	(2)	(2)
Loss on early retirement of debt from unconsolidated co-investments	(988)	(988)	(988)
Co-investment promote income	17,076	17,076	17,076
Income from early redemption of preferred equity investments	858	858	858
General and administrative and other, net	(2,327)	(2,327)	(2,327)
Insurance reimbursements, legal settlements, and other, net	5,077	5,077	5,077
Total non-core income and expenses	(54,870)	(54,870)	(54,870)

Funds from Operations (2)	$670,556	$916,930	$923,630

Funds from Operations per diluted Share	$9.93	$13.60	$13.70

% Change - Funds from Operations	2.7%	-2.7%	-2.0%

Core Funds from Operations (excludes non-core items)	$725,426	$971,800	$978,500

Core Funds from Operations per diluted Share	$10.75	$14.42	$14.52

% Change - Core Funds from Operations	16.3%	15.4%	16.2%

EPS - Diluted	$3.42	$4.80	$4.90

Weighted average shares outstanding - FFO calculation	67,503	67,400	67,400

(1)	All non-core items are excluded from the 2022 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2022 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

	Nine Months	2022 Guidance Range (1)
	Ended	4th Quarter 2022		Full-Year 2022
	September 30,
	2022	Low	High	Low	High
EPS - diluted	$3.42	$1.38	$1.48	$4.80	$4.90
Conversion from GAAP share count	(0.12)	(0.05)	(0.05)	(0.17)	(0.17)
Depreciation and amortization	6.80	2.28	2.28	9.08	9.08
Noncontrolling interest related to Operating Partnership units	0.09	0.06	0.06	0.15	0.15
Gain on sale of real estate	-	-	-	-	-
Gain on remeasurement of co-investment	(0.26)	-	-	(0.26)	(0.26)
FFO per share - diluted	$9.93	$3.67	$3.77	$13.60	$13.70
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax benefit on unconsolidated co-investments	(0.11)	-	-	(0.11)	(0.11)
Gain on sale of marketable securities	(0.18)	-	-	(0.18)	(0.18)
Change in unrealized losses on marketable securities, net	0.94	-	-	0.94	0.94
Provision for credit losses	-	-	-	-	-
Equity loss from non-core co-investments	0.46	-	-	0.46	0.46
Loss on early retirement of debt, net	-	-	-	-	-
Loss on early retirement of debt from unconsolidated co-investments	0.01	-	-	0.01	0.01
Co-investment promote income	(0.26)	-	-	(0.26)	(0.26)
Income from early redemption of preferred equity investments	(0.01)	-	-	(0.01)	(0.01)
General and administrative and other, net	0.04	-	-	0.04	0.04
Insurance reimbursements, legal settlements, and other, net	(0.07)	-	-	(0.07)	(0.07)
Core FFO per share - diluted	$10.75	$3.67	$3.77	$14.42	$14.52

(1)
2022 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of September 30, 2022
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price		Price per Apartment Home	Average Rent

Vela	Woodland Hills, CA	379	50%	JV	Jan-22	$183,000	(1)	$483	$2,729
	Q1 2022	379				$183,000		$483

Regency Palm Court and Windsor Court (2)	Los Angeles, CA	211	100%	EPLP	Jul-22	$32,868		$313	$1,787
	Q3 2022	211				$32,868		$313

	2022 Total	590				$215,868		$366

(1)	Represents the contract price for the entire property, not the Company’s share.
(2)
In July 2022, the Company acquired its joint venture partner’s 49.8% minority interest in two apartment communities, consisting of 211 apartment homes located in Los Angeles, CA, for a contract price of $32.9 million.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Third Quarter 2022	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	49,369	12,229	61,598	N/A	N/A

Cash delinquencies as % of scheduled rent	1.4%	2.0%	1.5%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	1.4%	2.0%	1.5%	N/A	N/A
Reported delinquencies in 3Q 2022 (2) (3)	$(5.2)	$(1.1)	$(6.3)	$0.2	$(6.1)
Reported delinquencies in 3Q 2021 (2)	$(5.7)	$(0.6)	$(6.3)	$0.3	$(6.0)

YoY impact to 3Q 2022 Core FFO per share	$0.01	$(0.01)	$(0.00)	$(0.00)	$(0.00)
YoY impact to Core FFO per share growth	0.2%	-0.2%	0.0%	0.0%	0.0%

Total cumulative cash delinquencies (4) (5)	$(74.6)	$(10.9)	$(85.5)	N/A	N/A
Net accounts receivable balance	$3.4	$-	$3.4	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended September 30, 2022.
(2)	Co-investment delinquencies reported at the Company’s pro rata share.
(3)	Commercial delinquencies in 3Q 2022 includes a reduction of the straight-line rent reserve of $0.7 million and includes co-investment amounts at the Company’s pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to September 30, 2022. This includes $3.4 million of the net accounts receivable balance.
(5)
The Company, including its co-investments, has received Emergency Rental Assistance payments of $9.0 million and $60.6 million for the three months ended September 30, 2022 and the period from April 1, 2020 to September 30, 2022, respectively.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis
	Preliminary Estimate
Same-Property Portfolio	October 2022	3Q 2022		3Q 2022	3Q 2021	YTD 2022	YTD 2021
Cash delinquencies as % of scheduled rent (1)	0.9%	1.4%	Reported rental revenue (cash basis concessions)	$380.6	$341.7	$1,110.2	$1,007.4
			Straight-line rent impact to rental revenue	(1.4)	(3.2)	(6.8)	(9.1)
New lease rates (2)	2.8%	10.3%	GAAP rental revenue	$379.2	$338.5	$1,103.4	$998.3
Renewal rates (3)	8.1%	8.7%
Blended rates	4.7%	9.6%	% change - reported rental revenue	11.4%		10.2%
			% change - GAAP rental revenue	12.0%		10.5%
Financial occupancy	96.0%	96.0%

(1)
The Company’s same-property portfolio has received Emergency Rental Assistance payments of $0.9 million and $7.3 million in October 2022 and for the three months ended September 30, 2022, respectively.

(2)	Represents % change on a net-effective basis, including the impact of leasing incentives.
(3)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-17  E S S E X P R O P E R T Y T R U S T, I N C                                Preliminary 2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions                                                     Preliminary Forecast Summary:           Forecast Assumptions:            2023 GDP Growth = +0.4%   Fed policy spurs weaker job growth into mid-2023, and decelerating rent growth   Dec-23 unemployment rate = 4.7%, US Job Growth = -0.2% (TTM avg)   High mortgage rates shift rent/buy equation, supporting rental demand   2023 Supply growth in ESS markets remains below 1%      Macro uncertainty remains elevated near-term, with inflation a key catalyst                                               Residential Supply (1)     Job Forecast (2)     Rent Forecast (3)  Market     New MF Supply  New SF   Supply  Total Supply  MF Supply   as % of MF   Stock  Total Supply as % of Stock     Q4 YOY   New Jobs  Q4 YOY Growth   TTM YOY Growth     TTM YOY   Growth                                         Los Angeles     9,100  6,600  15,700  0.6%  0.4%     0  0.0%  0.4%     2.4%  Orange County     3,350  3,800  7,150  0.8%  0.6%     0  0.0%  0.3%     2.0%  San Diego     4,100  3,400  7,500  0.9%  0.6%     2,000  0.1%  0.2%  1.9%  Ventura     500  300  800  0.8%  0.3%     0  0.0%  0.4%     1.6%  So. Cal.     17,050  14,100  31,150  0.7%  0.5%     2,000  0.0%   0.3%      2.1%                                         San Francisco     1,500  550  2,050  0.4%  0.3%     2,000  0.2%  1.2%     2.3%  Oakland     2,450  3,100  5,550  0.7%  0.5%     500  0.0%  0.3%  1.2%  San Jose     2,050  2,150  4,200  0.8%  0.6%     2,000  0.2%  0.5%     2.6%  No. Cal.     6,000  5,800  11,800  0.6%  0.5%     4,500  0.1%   0.7%      2.1%                                         Seattle     9,600  4,950  14,550  1.9%  1.1%     3,000  0.2%  0.4%     1.3%                                         Total/Weighted Avg. (4)     32,650  24,850  57,500  0.8%  0.6%     9,500  0.1%  0.4%     2.0%  Data based on third-party macroeconomic projections and Essex Market Analytics forecasts.                                                        (1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.                                          (2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q23 over 4Q22, expressed as total new jobs and growth rates, and trailing 12-month 2023 vs 2022 growth rates.                                         (3) Rent Forecast: The estimated rent growth represents the forecasted change in economic rents for trailing 12-month 2023 vs 2022, and excludes submarkets not targeted by Essex.                                         (4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

 See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-17  E S S E X P R O P E R T Y T R U S T, I N C                                Preliminary 2023 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions                                                     Preliminary Forecast Summary:           Forecast Assumptions:            2023 GDP Growth = +0.4%   Fed policy spurs weaker job growth into mid-2023, and decelerating rent growth   Dec-23 unemployment rate = 4.7%, US Job Growth = -0.2% (TTM avg)   High mortgage rates shift rent/buy equation, supporting rental demand   2023 Supply growth in ESS markets remains below 1%      Macro uncertainty remains elevated near-term, with inflation a key catalyst                                               Residential Supply (1)     Job Forecast (2)     Rent Forecast (3)  Market     New MF Supply  New SF   Supply  Total Supply  MF Supply   as % of MF   Stock  Total Supply as % of Stock     Est. New Jobs  Q4 YOY Growth   TTM YOY Growth     TTM YOY   Growth                                         Los Angeles     9,100  6,600  15,700  0.6%  0.4%     0  0.0%  0.4%     2.4%  Orange County     3,350  3,800  7,150  0.8%  0.6%     0  0.0%  0.3%     2.0%  San Diego     4,100  3,400  7,500  0.9%  0.6%     2,000  0.1%  0.2%  1.9%  Ventura     500  300  800  0.8%  0.3%     0  0.0%  0.4%     1.6%  So. Cal.     17,050  14,100  31,150  0.7%  0.5%     2,000  0.0%   0.3%      2.1%                                         San Francisco     1,500  550  2,050  0.4%  0.3%     2,000  0.2%  1.2%     2.3%  Oakland     2,450  3,100  5,550  0.7%  0.5%     500  0.0%  0.3%  1.2%  San Jose     2,050  2,150  4,200  0.8%  0.6%     2,000  0.2%  0.5%     2.6%  No. Cal.     6,000  5,800  11,800  0.6%  0.5%     4,500  0.1%   0.7%      2.1%                                         Seattle     9,600  4,950  14,550  1.9%  1.1%     3,000  0.2%  0.4%     1.3%                                         Total/Weighted Avg. (4)     32,650  24,850  57,500  0.8%  0.6%     9,500  0.1%  0.4%     2.0%  Data based on third-party macroeconomic projections and Essex Market Analytics forecasts.                                                        (1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.                                          (2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q23 over 4Q22, expressed as total new jobs and growth rates.                                         (3) Rent Forecast: The estimated rent growth represents the forecasted change in economic rents for full year 2023 vs 2022 (T4Q year-over-year average), and excludes submarkets not targeted by Essex.                                         (4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended September 30, 2022
Net income available to common stockholders	$92,842
Adjustments:
Net income attributable to noncontrolling interest	5,858
Interest expense, net (1)	49,763
Depreciation and amortization	135,511
Income tax provision	75
Gain on remeasurement of co-investment communities	(17,423)
Co-investment EBITDAre adjustments	29,125
EBITDAre	295,751

Change in unrealized (losses) gains on marketable securities, net	17,115
Provision for credit losses	(1)
Equity (loss) income from non-core co-investments	1,563
Deferred tax (expense) benefit on unconsolidated co-investments	1,755
General and administrative and other, net	882
Insurance reimbursements and legal settlements, net	(5,069)
Expensed acquisition and investment related costs	230
Loss on early retirement of debt from unconsolidated co-investments	1
Loss on early retirement of debt, net	2
Adjusted EBITDAre	$312,229

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Interest expense	$51,645	$152,499
Adjustments:
Total return swap income	(1,882)	(6,709)
Interest expense, net	$49,763	$145,790

Immediately Available Liquidity

The Company’s immediately available liquidity as of October 24, 2022, consisted of the following (Dollars in millions):

October 24, 2022
Unsecured credit facility - committed	$1,235
Balance outstanding	320
Undrawn portion of line of credit	$915
Cash, cash equivalents & marketable securities	172
Total liquidity	$1,087

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,167,001
Total debt from co-investments at pro rata share	1,329,153
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	37,656
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	6,957
Consolidated cash and cash equivalents-unrestricted	(42,711)
Pro rata co-investment cash and cash equivalents-unrestricted	(37,078)
Marketable securities	(161,164)
Net Indebtedness	$7,299,814

Adjusted EBITDAre, annualized (1)	$1,248,916
Other EBITDAre normalization adjustments, net, annualized (2)	4,469
Adjusted EBITDAre, normalized and annualized	$1,253,385

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.8

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Earnings from operations	$128,608	$137,971	$367,086	$428,733
Adjustments:
Corporate-level property management expenses	10,184	9,060	30,532	27,135
Depreciation and amortization	135,511	130,564	403,561	387,887
Management and other fees from affiliates	(2,886)	(2,237)	(8,313)	(6,707)
General and administrative	15,172	12,712	40,541	34,746
Expensed acquisition and investment related costs	230	108	248	164
Gain on sale of real estate and land	-	(42,897)	-	(142,993)
NOI	286,819	245,281	833,655	728,965
Less: Non-same property NOI	(17,631)	(11,942)	(49,031)	(35,293)
Same-Property NOI	$269,188	$233,339	$784,624	$693,672

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2022, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2022 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q3’22 (1)
NOI	$1,147,276
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	2,777
Adjusted Total NOI	1,150,053
Less: Encumbered NOI	(67,254)
Unencumbered NOI	$1,082,799

Encumbered NOI	$67,254
Unencumbered NOI	1,082,799
Adjusted Total NOI	$1,150,053

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.4